Exhibit 99

[KPMG Peat Marwick LLP Letterhead]
KPMG PEAT MARWICK LLP
10 S. Jefferson Street, Suite 1710  Telephone 540 982 0505   Fax 540 983 8877
Roanoke, VA  24011-1331



July 31, 1997



Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

We are principal accountants for Roanoke Gas Company and, under the date of October 18, 1996, except as to note 4, which is as of November 11, 1996, we reported on the consolidated financial statements of Roanoke Gas Company and subsidiaries as of September 30, 1996 and 1995 and for each of the years in the three-year period ended September 30, 1996. On July 30, 1997, we were informed that our appointment as principal accountants will be terminated upon the completion of the September 30, 1997 audit. We have read Roanoke Gas Company's statements included under Item 4 of its Form 8-K dated July 28, 1997, and we agree with such statements, except that we are not in a position to agree or disagree with Roanoke Gas Company's statements that the change was recommended by the audit committee of the board of directors and approved by the board of directors or their reasons for changing principal accountants.


Very truly yours,


s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP